Exhibit 99.1

www.e2open.com

Press Release

E2open Announces Fiscal 2024 First Quarter Financial Results

GAAP subscription revenue of $134.9 million, above the high end of Q1 guidance

Strong Q1 cash flow generation with operating cash flow of $36.5M

Reiterating full year 2024 guidance

AUSTIN, Texas – July 10, 2023 – E2open Parent Holdings, Inc. (NYSE: ETWO), the connected supply chain SaaS platform with the largest multi-enterprise network, today announced financial results for its fiscal first quarter ended May 31, 2023.

“In the first quarter of FY24, we delivered subscription revenue above the high end of our guidance,” said Michael Farlekas, e2open CEO. “Additionally, we maintained strong margins and drove high cash flow generation. The unique value of our cloud-native, network-centric connected supply chain software platform was validated through several large, new customer deals in the quarter. Among these wins was a large project with an iconic automotive manufacturer that we believe demonstrates our ability to deliver on multiple levers of e2open’s strategy. Increasingly, we’re seeing the ever-evolving, complex needs of this strategically important industry segment as a strong match for our connected supply chain software platform.”

“Also, during the quarter, we continued to make progress on our previously announced plan to build out e2open’s organic growth capabilities,” said Farlekas. “We realigned our sales force, made further advancements with our strategic system integrators and partners, and today announced a newly created role of chief commercial officer. We continue to focus on reaccelerating growth, driving operational efficiencies, and seizing the opportunity to reach our full potential.”

Fiscal First Quarter 2024 Financial Highlights

•
Revenue
o
GAAP subscription revenue for the first quarter of 2024 was $134.9 million, an increase of 4.2% from the year-ago comparable period and 84.2% of total revenue. Subscription revenue growth was 4.4% on a constant currency basis.
o
Total GAAP revenue for the first quarter of 2024 was $160.1 million, a decrease of 0.2% from the year-ago comparable period. Total revenue growth was 0.2% on a constant currency basis.

•
GAAP gross profit for the first quarter of 2024 was $79.4 million, a decrease of 2.8% from the year-ago comparable period. Non-GAAP gross profit was $110.4 million, down 0.8% and 0.7% on a constant currency basis.

•
GAAP gross margin for the first quarter of 2024 was 49.6% compared to 50.9% from the year-ago comparable period. Non-GAAP gross margin was 69.0% and 68.7% on a constant currency basis compared to 69.4% from the year-ago comparable period.

•
Net loss for the first quarter of 2024 was $360.9 million compared to a net loss of $12.6 million from the year-ago comparable period. Adjusted EBITDA for the first quarter of 2024 was $53.8 million, an increase of 4.6% and 3.4% on a constant currency basis from the year-ago comparable period. Adjusted EBITDA margin was 33.6% and 33.0% on a constant currency basis versus 32.0% from the comparable year-ago period.

•
GAAP EPS for the first quarter of 2024 was a loss of $1.08. Adjusted EPS for the first quarter of 2024 was $0.05.

•
Cash flow
o
GAAP operating cash flow for the first quarter 2024 was $36.5 million compared to $24.9 million from the year-ago comparable period, inclusive of non-recurring expenses.
o
Adjusted operating cash flow for the first quarter, exclusive of non-recurring expenses, was $37.3 million, which represents 69.4% of adjusted EBITDA.

Recent Business Highlights

•
Expanded client relationships in the first quarter, including closing a large project with Ford Motor Company that builds on e2open’s prior success and strength in automotive industry transformation.
•
Named a Leader in the 2023 Gartner® Magic Quadrant™ for Transportation Management Systems based on the company’s overall completeness of vision and ability to execute. E2open Transportation Management is a highly scalable, comprehensive, multi-mode, and multi-region TMS with end-to-end logistics capabilities for complex or simple use cases, providing clients with the ability to mitigate disruptions, secure their global transport needs, and more effectively manage their costs with efficiency.
•
Joined other industry leaders in the Scheduling Standards Consortium (SSC), which focuses on development and promotion of open standards for scheduling in the logistics and transportation industry through collaboration with both peers and carriers.
•
Completed go-lives across product suites, industries, and geographies, including deploying e2open’s Global Trade Management (GTM) for Rio Tinto, the world’s second-largest metals and mining company operating in 35 countries.
•
Continued to accelerate innovation by cross-pollinating capabilities across our composable platform to deliver increased value to clients. For instance, the Global Logistics Orchestration solution further automates and de-risks shipments by screening every shipment for denied or restricted parties according to government-defined lists and eliminating laborious manual tasks like re-booking all legs of committed shipments in the event of delays or disruptions.

Financial Outlook for Fiscal Year 2024

As of July 10, 2023, e2open is reiterating full year 2024 guidance previously provided on May 1, 2023, and providing second quarter 2024 guidance as follows:

Fiscal 2024 Subscription GAAP Revenue

•
GAAP subscription revenue for fiscal 2024 is expected to be in the range of $545 million to $555 million, reflecting a 3.2% organic growth rate at the mid-point.

Fiscal 2024 Total GAAP Revenue

•
Total GAAP revenue for fiscal 2024 is expected to be in the range of $655 million to $670 million, reflecting a 1.6% organic growth rate at the mid-point.

Fiscal Second Quarter 2024 GAAP Subscription Revenue

•
GAAP subscription revenue for the fiscal second quarter of 2024 is expected to be in the range of $132 million to $135 million, reflecting a 1.4% organic growth rate at the mid-point.

Fiscal 2024 Non-GAAP Gross Profit Margin

•
Non-GAAP gross profit margin for fiscal 2024 is expected to be in the range of 68% to 70%.

Fiscal 2024 Adjusted EBITDA

•
Adjusted EBITDA for fiscal 2024 is expected to be in the range of $218 million to $228 million, reflecting an implied adjusted EBITDA margin in the range of 33% to 34%.

NOTE: E2open is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA without unreasonable effort, and therefore no reconciliation of certain forward-looking non-GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA is included.

Quarterly Conference Call

E2open will host a conference call today at 5:00 p.m. ET to review fiscal first quarter 2024 financial results, in addition to discussing the Company’s outlook for the full fiscal year 2024. To access this call, dial 888-506-0062 (domestic) or 973-528-0011 (international). The conference ID is 503015. A live webcast of the conference call will be accessible in the “Investor Relations” section of e2open’s website at www.e2open.com. A replay of this conference call can also be accessed through July 24, 2023, at 877-481-4010 (domestic) or 919-882-2331 (international). The replay pass code is 48512. An archived webcast of this conference call will also be available after the completion of the call in the “Investor Relations” section of the Company’s website at www.e2open.com.

Presentation slides to accompany the conference call are available for download under “Events & Presentations” in the “Investors” section of the Company’s website at www.e2open.com.

About e2open

E2open is the connected supply chain software platform that enables the world’s largest companies to transform the way they make, move, and sell goods and services. With the broadest cloud-native global platform purpose-built for modern supply chains, e2open connects more than 420,000 manufacturing, logistics, channel, and distribution partners as one multi-enterprise network tracking over 14 billion transactions annually. Our SaaS platform anticipates disruptions and opportunities to help companies improve efficiency, reduce waste, and operate sustainably. Moving as one.™ Learn More: www.e2open.com.

E2open and “Moving as one.” are the registered trademarks of E2open, LLC. All other trademarks, registered trademarks and service marks are the property of their respective owners.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including non-GAAP revenue, non-GAAP subscription revenue, non-GAAP professional services and other revenue, adjusted EBITDA, adjusted EBITDA margin, non-GAAP gross profit, non-GAAP net income, non-GAAP gross margin, adjusted free cash flow and adjusted earnings per share. These non-GAAP financial measures are not a measure of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity, or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

The Company believes this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company's expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company's documents filed or to be filed with the Securities and Exchange Commission, including the annual report filed on Form 10-K, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this press release. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Investor Contact

Dusty Buell

dusty.buell@e2open.com

investor.relations@e2open.com

Media Contact

5W PR for e2open

e2open@5wpr.com

718-757-6144

Corporate Contact

Kristin Seigworth

VP Communications, e2open

kristin.seigworth@e2open.com

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended May 31,
(In thousands, except per share amounts)	2023	2022
Revenue
Subscriptions	$ 134,903	$ 129,547
Professional services and other	25,217	30,834
Total revenue	160,120	160,381
Cost of Revenue
Subscriptions	36,544	33,134
Professional services and other	19,528	20,646
Amortization of acquired intangible assets	24,630	24,901
Total cost of revenue	80,702	78,681
Gross Profit	79,418	81,700
Operating Expenses
Research and development	25,866	22,562
Sales and marketing	19,558	24,155
General and administrative	26,125	20,346
Acquisition-related expenses	389	6,764
Amortization of acquired intangible assets	20,128	21,535
Goodwill impairment	410,041	—
Total operating expenses	502,107	95,362
Loss from operations	(422,689)	(13,662)
Other income (expense)
Interest and other expense, net	(25,726)	(15,413)
Loss from change in tax receivable agreement liability	(2,460)	(1,670)
Gain from change in fair value of warrant liability	14,680	5,455
Gain from change in fair value of contingent consideration	9,000	4,200
Total other expenses	(4,506)	(7,428)
Loss before income tax provision	(427,195)	(21,090)
Income tax benefit	66,311	8,469
Net loss	(360,884)	(12,621)
Less: Net loss attributable to noncontrolling interest	(35,489)	(1,265)
Net loss attributable to E2open Parent Holdings, Inc.	$ (325,395)	$ (11,356)

Weighted-average common shares outstanding:
Basic	302,502	301,373
Diluted	302,502	301,373
Net loss attributable to E2open Parent Holdings, Inc. common shareholders per share:
Basic	$ (1.08)	$ (0.04)
Diluted	$ (1.08)	$ (0.04)

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	May 31, 2023	February 28, 2023
Assets
Cash and cash equivalents	$ 119,541	$ 93,032
Restricted cash	13,849	11,310
Accounts receivable, net	126,563	174,809
Prepaid expenses and other current assets	27,732	25,200
Total current assets	287,685	304,351
Goodwill	2,522,144	2,927,807
Intangible assets, net	1,003,472	1,051,124
Property and equipment, net	71,098	72,476
Operating lease right-of-use assets	20,665	18,758
Other noncurrent assets	26,072	25,659
Total assets	$ 3,931,136	$ 4,400,175
Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$ 88,140	$ 97,491
Channel client deposits payable	13,849	11,310
Deferred revenue	180,239	203,824
Current portion of notes payable	11,116	11,144
Current portion of operating lease obligations	7,861	7,622
Current portion of financing lease obligations	2,462	2,582
Income taxes payable	2,091	2,190
Total current liabilities	305,758	336,163
Long-term deferred revenue	2,690	2,507
Operating lease obligations	17,165	15,379
Financing lease obligations	913	1,049
Notes payable	1,042,061	1,043,636
Tax receivable agreement liability	72,205	69,745
Warrant liability	14,936	29,616
Contingent consideration	20,548	29,548
Deferred taxes	77,024	144,529
Other noncurrent liabilities	1,019	1,083
Total liabilities	1,554,319	1,673,255
Commitments and Contingencies
Stockholders' Equity
Class A common stock	30	30
Class V common stock	—	—
Series B-1 common stock	—	—
Series B-2 common stock	—	—
Additional paid-in capital	3,381,244	3,378,633
Accumulated other comprehensive loss	(60,433)	(68,603)
Accumulated deficit	(1,129,074)	(803,679)
Treasury stock, at cost	(2,473)	(2,473)
Total E2open Parent Holdings, Inc. equity	2,189,294	2,503,908
Noncontrolling interest	187,523	223,012
Total stockholders' equity	2,376,817	2,726,920
Total liabilities and stockholders' equity	$ 3,931,136	$ 4,400,175

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended May 31,
(In thousands)	2023	2022
Cash flows from operating activities
Net loss	$ (360,884)	$ (12,621)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	53,319	53,297
Amortization of deferred commissions	1,344	849
Provision for credit losses	69	146
Amortization of debt issuance costs	1,320	1,378
Amortization of operating lease right-of-use assets	1,946	3,175
Share-based compensation	4,445	3,188
Deferred income taxes	(67,833)	(31,483)
Right-of-use assets impairment charge	362	—
Goodwill impairment charge	410,041	—
Indefinite-lived intangible asset impairment charge	4,000	—
Loss from change in tax receivable agreement liability	2,460	1,670
Gain from change in fair value of warrant liability	(14,680)	(5,455)
Gain from change in fair value of contingent consideration	(9,000)	(4,200)
Gain on disposal of property and equipment	(154)	—
Changes in operating assets and liabilities:
Accounts receivable	48,176	41,661
Prepaid expenses and other current assets	(1,304)	864
Other noncurrent assets	(1,772)	(743)
Accounts payable and accrued liabilities	(12,228)	(29,909)
Channel client deposits payable	2,539	7,872
Deferred revenue	(23,401)	(23,197)
Changes in other liabilities	(2,306)	18,388
Net cash provided by operating activities	36,459	24,880
Cash flows from investing activities
Payments for acquisitions - net of cash acquired	—	(124,168)
Capital expenditures	(6,552)	(19,279)
Minority investment in private firm	—	(3,000)
Net cash used in investing activities	(6,552)	(146,447)
Cash flows from financing activities
Proceeds from indebtedness	—	190,000
Repayments of indebtedness	(2,741)	(82,756)
Repayments of financing lease obligations	(223)	(219)
Payments of debt issuance costs	—	(4,766)
Net cash (used in) provided by financing activities	(2,964)	102,259
Effect of exchange rate changes on cash and cash equivalents	2,105	889
Net increase (decrease) in cash, cash equivalents and restricted cash	29,048	(18,419)
Cash, cash equivalents and restricted cash at beginning of period	104,342	174,554
Cash, cash equivalents and restricted cash at end of period	$ 133,390	$ 156,135

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF PRO FORMA INFORMATION

TABLE I

(in millions)	Q1	Q1	$ Var	% Var
	FY2024	FY2023
PRO FORMA REVENUE RECONCILIATION
Total GAAP Revenue	160.1	160.4	(0.3)	(0.2%)
Constant currency FX impact (1)	0.7	-	0.7	n/m
Total non-GAAP revenue (constant currency basis) (2)	$160.8	$160.4	$0.4	0.2%

GAAP Subscription Revenue	134.9	129.5	5.4	4.2%
Constant currency FX impact (1)	0.3	-	0.3	n/m
Non-GAAP subscription revenue (constant currency basis) (2)	$135.2	$129.5	$5.7	4.4%

GAAP Professional Services and other revenue	25.2	30.8	(5.6)	(18.2%)
Constant currency FX impact (1)	0.3	-	0.3	n/m
Non-GAAP professional services and other revenue (constant currency basis) (2)	$25.6	$30.8	($5.3)	(17.1%)

PRO FORMA GROSS PROFIT RECONCILIATION
GAAP Gross profit	79.4	81.7	(2.3)	(2.8%)
Depreciation and amortization	28.6	28.4	0.2	0.7%
Share-based compensation (3)	0.6	0.2	0.4	173.9%
Non-recurring/non-operating costs (4)	1.7	0.9	0.8	93.3%
Non-GAAP gross profit	$110.4	$111.3	($0.8)	(0.8%)
Non-GAAP Gross Margin %	69.0%	69.4%
Constant currency FX impact (1)	0.1	-	0.1	n/m
Total non-GAAP gross profit (constant currency basis) (2)	$110.5	$111.3	($0.7)	(0.7%)
Non-GAAP Gross Margin % (constant currency basis) (2)	68.7%	69.4%

PRO FORMA ADJUSTED EBITDA RECONCILIATION
Net income (loss)	(360.9)	(12.6)	(348.3)	n/m
Interest expense, net	24.3	15.6	8.7	55.8%
Income tax benefit	(66.3)	(8.5)	(57.8)	n/m
Depreciation and amortization	53.3	53.3	0.0	0.0%
EBITDA	($349.6)	$47.8	($397.4)	n/m
Share-based compensation (3)	4.5	3.2	1.3	38.9%
Non-recurring/non-operating costs (4)	5.3	1.6	3.7	231.1%
Acquisition-related adjustments (5)	0.4	6.8	(6.4)	(94.2%)
Change in tax receivable agreement liability (6)	2.5	1.7	0.8	47.3%
Change in fair value of warrant liability (7)	(14.7)	(5.5)	(9.2)	169.4%
Change in fair value of contingent consideration (8)	(9.0)	(4.2)	(4.8)	114.3%
Goodwill impairment	410.0	-	410.0	n/m
Right-of-use assets & Indefinite-lived intangible impairment charge	4.4	-	4.4	n/m
Adjusted EBITDA	$53.8	$51.4	$2.4	4.6%
Adjusted EBITDA Margin %	33.6%	32.0%
Constant currency FX impact (1)	(0.7)	-	(0.7)	n/m
Total adjusted EBITDA (constant currency basis) (2)	$53.1	$51.4	$1.7	3.4%
Adjusted EBITDA Margin % (constant currency basis) (2)	33.0%	32.0%

(1) Constant Currency refers to pro-forma amounts excluding the impact of translating foreign currencies into U.S. dollars. To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period)

(2) Constant Currency refers to pro forma amounts excluding translation and transactional impacts from foreign currency exchange rates
(3) Reflects non-cash, long-term share-based compensation expense.
(4) Primarily includes other non-recurring expenses such as systems integrations and consulting, advisory fees, and certain severance costs.

(5) Primarily includes advisory, consulting, accounting and legal expenses incurred in connection with mergers and acquisitions activity, including related valuation, negotiation and integration costs and capital-raising activities for costs related to the Business Combination.

(6) Represents the expense related to the change in the fair value of the tax receivable agreement liability, including interest.
(7) Represents the fair value adjustment at each balance sheet date of the warrant liability related to the public, private placement, and forward purchase warrants.
(8) Represents the fair value adjustment at each balance sheet date of the contingent consideration liability related to the restricted Series B-2 common stock and Series 2 RCUs.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EXPENSES

TABLE II

Fiscal First Quarter 2024
(in millions)	GAAP	M&A Related(1) & Non-recurring(2)		Depreciation & Amortization	Share-Based Compensation	Non-GAAP (Adjusted)	% of Revenue

			Impairment Charges (3)
COST OF GOODS
Subscriptions	36.5	(1.0)	-	(3.8)	(0.3)	31.4	23.3%
Professional services and other	19.5	(0.8)	-	(0.2)	(0.3)	18.3	72.4%
Amortization of intangibles	24.6	-	-	(24.6)	-	-
Total cost of revenue	$80.7	($1.7)	-	($28.6)	($0.6)	$49.7	31.0%

Gross Profit	$79.4	$1.7	-	$28.6	$0.6	$110.4	69.0%

OPERATING COSTS
Research & development	25.9	(0.2)	-	(3.6)	(1.0)	21.1	13.2%
Sales & marketing	19.6	(0.4)	-	(0.3)	(0.5)	18.4	11.5%
General & administrative	26.1	(1.5)	(4.4)	(0.7)	(2.4)	17.2	10.7%
Acquisition related expenses	0.4	(0.4)	-	-	-	-
Amortization of intangibles	20.1	-	-	(20.1)	-	-
Goodwill Impairment	410.0	-	(410.0)	-	-	-
Total operating expenses	$502.1	($2.5)	($414.4)	($24.7)	($3.8)	$56.6	35.4%

(1)  Primarily includes advisory, consulting, accounting and legal expenses incurred in connection with mergers and acquisitions activity, including related valuation, negotiation and integration costs and capital-raising activities for costs related to the Business Combination.

(2) Primarily includes other non-recurring expenses such as systems integrations and consulting, advisory fees, and certain severance costs.
(3) Goodwill impairment, Right-of-use assets & Indefinite-lived intangible impairment charge recognized during the period

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF ADJUSTED EARNINGS PER SHARE

TABLE III

Fiscal First Quarter 2024

(in millions, except per share amounts)	Q1 24
GAAP Net income (loss)	(360.9)
Interest expense, net	24.3
Income taxes benefit	(66.3)
Depreciation & amortization	53.3
EBITDA	($349.6)
Share-based compensation	4.5
Non-recurring/non-operating costs	5.3
Acquisition-related adjustments	0.4
Change in fair value of warrant liability	(14.7)
Change in fair value of contingent consideration	(9.0)
Goodwill impairment	410.0
Right-of-use assets & intangible impairment charge	4.4
Adjusted EBITDA	$53.8
Depreciation	(8.6)
Interest and other expense, net	(24.3)
Adjusted EBIT	$20.9
Normalized income taxes (1)	(5.0)
Adjusted Net Income	$15.9
Adjusted basic shares outstanding	342.2
Adjusted earnings per share	$0.05

(1) Income taxes calculated using 24% effective rate

E2OPEN PARENT HOLDINGS, INC.

ADJUSTED FREE CASH FLOW

TABLE IV

(in millions)	Q1 FY24
GAAP operating cash flow	36.5

Add: Non recurring cash payments (1)	3.4
Add: Change in channel client deposits payable (2)	(2.5)
Adjusted operating cash flow	$37.3

Capital expenditures	(6.6)
Adjusted free cash flow	$30.8

(1) Includes cash payments related to non-recurring M&A and one-time costs.

(2) Channel Client Deposits Payable represents client deposits for the incentive payment program associated with the Company's channel shaping application. The Company offers services to administer incentive payments to partners on behalf of the Company’s clients. The Company’s clients deposit these funds into a restricted cash account with an offset included as a liability in incentive program payable in the Consolidated Balance Sheets

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED CAPITAL

TABLE V

Description	Shares (000's)	Notes
Shares outstanding as of May 31, 2023	303,203	Shares outstanding
Common Units	32,992	Units issued in the Business Combination that have not been converted form common units to Class A common stock (Common units are represented by Class V shares).
Series B-2 Shares (unvested)	3,372	Represents the right to acquire shares of Class A common stock when the 20-day VWAP reached $15.00 per share.
Restricted Common Units Series 2 (unvested)	2,628

Represents the right in E2open Holdings, LLC that convert into common units when the 20-day VWAP reached $15.00. Upon conversion to common units, the holders can elect to convert the common units to Class A common stock.

Adjusted Basic Shares	342,195

Warrants	29,080	Outstanding warrants with an exercise price of $11.50.
Options (vested/unreleased and unvested)	3,064	Options issued to management under the long-term incentive plan.
Restricted Shares (vested/unreleased and unvested)	9,452	Restricted shares issued to employees, management and directors under the long-term incentive plan.
Fully Converted Shares	383,791